EXHIBIT 99.1

                               AGREEMENT & RELEASE


John M. Devine and General Motors Corporation have reached the following Agreement. This Agreement is intended to memorialize the understandings of the parties concerning the following aspects of Mr. Devine's retirement from General Motors Corporation, its subsidiaries, affiliates, and divisions (hereinafter
GM), effective as of June 1, 2006.

1. Supplemental Executive Retirement Program (SERP) - Subject to all other terms of the SERP, Mr. Devine will be eligible for SERP benefits based on his five years and six months of service as of June 1, 2006. As a key employee under Internal Revenue Code 409(A) rules, any SERP or other GM deferred compensation will not be payable to Mr. Devine until six months after retirement.

2. Replacement Pension Benefit - In December 2000 Mr. Devine signed an agreement providing for make up of a previous employer's pension benefit that he lost as a result of his GM employment. That agreement was restated in December 2005, and the restated agreement remains in effect.

3. Personal Umbrella Liability Insurance (PULI) - Subject to all plan terms, Mr. Devine will be provided PULI coverage in retirement at a level of coverage consistent with other retired executives. Mr. Devine understands that there will be imputed income associated with this coverage.

4. Endorsement Split Dollar Life Insurance - Ownership of the existing Endorsement Split Dollar Life Insurance Policy covering Mr. Devine will be transferred to Mr. Devine six months following date of retirement. GM will pay no further premiums on the policy. Mr. Devine understands that transfer of the policy will be a taxable event for him, and he will be responsible for all such taxes.

5. Stock Performance Plan (SPP) - Subject to the terms of the plan, Mr. Devine will be eligible to receive a pro-rata amount of his 2004-2006 and 2005-2007 outstanding SPP grants. The pro-rata share will be based on the number of months Mr. Devine was active during the performance period prior to retirement compared to the entire performance period. All remaining installments on vested grants, if payable, will be paid at the regularly scheduled payment dates. It is understood that all final SPP award payouts, if any, will be based on the level of Company and GM stock performance as set forth in the plan. The SPP grants are subject to the conditions precedent described in paragraph 9 below. Mr. Devine's 2006-2008 SPP grant will terminate under plan provisions because the 12-month vesting period will not have been met.

6. Outstanding Option Grants - Subject to the terms of the plan, Mr. Devine will retain his option grants that become vested prior to retirement. This includes his 2006 option grant for which the Executive Compensation Committee of the GM Board of Directors approved vesting. The option grants are subject to the conditions precedent described in paragraph 9 below.

7. Annual Incentives - Mr. Devine will be eligible to receive a prorated portion (5/12ths) of his 2006 Annual Incentive, in accordance with plan language, providing such incentive is determined to be payable, and adjusted for Corporate, Sector, and Individual performance.

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8.    Mr.  Devine  understands  that his  cooperation  may be  needed by GM in connection with litigation in which GM is or may become a party and he agrees to make himself reasonably available to do so. GM agrees that his appearance as a witness in any government initiated proceeding will not give rise to any claim by GM that he has acted contrary to his undertakings in this Agreement. Mr. Devine agrees not to voluntarily make any statement for publication or to the media regarding GM without GM's prior approval.

9. Mr. Devine fully understands and acknowledges that the exercise of stock options, the receipt of unpaid installments, if any, of SPP awards and the payment of Alternative formula SERP are contingent upon the conditions precedent as set forth in Section 3(a) of the General Motors 2002 Long-Term Incentive Plan, Section 6(a) of the General Motors 2002 Annual Incentive Plan, Section 5(c) of the General Motors 2002 Stock Incentive Plan, and Section IV(e) of the General Motors Supplemental Executive Retirement Program as amended through October 18, 2005 that Mr. Devine: (1) refrain from engaging at any time in activity which, in the opinion of the Executive Compensation Committee of the GM Board of Directors (the Committee), is competitive with any activity of GM and from otherwise acting in any manner inimical or in any way contrary to the best interests of GM; and (2) furnish GM such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.

10. Mr. Devine agrees and acknowledges that during the course of his employment with GM he had access and was privy to information, documents, and/or materials relating to GM that are of a confidential and/or proprietary nature or which constitute or contain trade secrets, privileged information, or matters subject to attorney-client privilege or which are related work product, the disclosure of which will cause irreparable harm to GM. As part of this Agreement, Mr. Devine agrees not to retain and to return such information, documents or other materials at the time of his separation which is in his possession or control, and that, except as required by applicable law, he will not discuss or disclose to any person or entity any trade secret, confidential and/or proprietary information or matters subject to an attorney-client privilege or which are related work product without the permission of GM.

11. Mr. Devine agrees that for a period of two (2) years from the time of retirement he will not, without the prior written consent of the Chief Executive Officer of General Motors, engage in or perform any services for any business anywhere in the world which designs, manufactures, develops, promotes, finances or sells any automobiles or trucks in competition with General Motors Corporation or any of its subsidiaries or any joint ventures to which General Motors Corporation or any of its subsidiaries is a party. Further, Mr. Devine agrees that for a period of two (2) years following retirement, he will not, directly or indirectly, induce any of the employees of GM to leave the employ of GM for participation, directly or indirectly, with any existing or future business venture associated with Mr. Devine. In the event that any of the above provisions of this paragraph should be deemed by a court of proper jurisdiction to exceed the time, product, or geographic limitations permitted by applicable laws and thus cause this paragraph to be unenforceable as written, then such court shall be authorized by the parties to interpret and enforce this paragraph with such modification or modifications and scope as shall enable such court to determine that the paragraph as so modified is enforceable. With respect to this paragraph 11, if Mr. Devine invests or is otherwise involved with supply, distribution, or other non-OEM auto-related companies, he will not be able to call on GM as a representative of such companies for two years after June 1, 2006, and GM would not regard such involvement as a competitive activity. With respect to any investments or activities with any dealer holding company, GM would need to determine whether the dealer group is exclusively non-GM and, hence, competitive.

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12.   Mr. Devine has been given a sufficient period to review and consider this
      Agreement before signing it and has been advised to consult an attorney.

13. Mr. Devine understands that in the future GM may amend its salaried policy and benefit programs and make available different retirement or severance benefits for which he will not be eligible. Nothing in this Agreement limits GM's right to amend, modify, or terminate any of its employee benefit programs or policies.

14. This Agreement shall be construed in accordance with the laws of the State of Michigan.


/s/                                       /s/
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John M. Devine                            General Motors Corporation


Dated: May 30, 2006                       Dated: May 30, 2006
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